                                                                   EXHIBIT 11.1



                                   EPS-Calc

Southern Pacific Funding Corporation
Statement Regarding Computation of Net Income per Share

                                                                                                   Year ended December 31,
                                                                                                  1997                 1996
                                                                                                  ----                 ----
Diluted net income per share:
Net income...............................................................................        $53,774,896          $27,631,989
Add: Interest on convertible subordinated debentures (net of taxes)......................          2,864,198              510,078
Adjusted net incomes.....................................................................         56,639,094           28,142,067
Weighted average number of shares outstanding............................................         20,747,665           18,552,500
Net effect of dilutive stock options-based on treasury stock method......................          4,610,537            1,959,436
                                                                                         -------------------   ------------------
Total average shares.....................................................................         25,358,202           20,511,936
Diluted net income per share.............................................................        $      2.23          $      1.37
                                                                                         ===================   ==================

Basic net income per share:
Net income...............................................................................        $53,774,896          $27,631,989
Weighted average number of shares outstanding............................................         20,747,665           18,552,500
Basic net income per share...............................................................        $      2.59          $      1.49
                                                                                         ===================   ==================